UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  September 30, 2011

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
 (Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (301)564-3200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of September 30, 2011, USEC Inc. (“USEC” or the “Company”), Toshiba America Nuclear Energy Corporation (“TANE”), a subsidiary of Toshiba Corporation (“Toshiba”), and Babcock & Wilcox Investment Company (“B&W”) entered into an amendment (the “Second Amendment”) to the standstill agreement (the “Standstill Agreement”) dated as of June 30, 2011, pursuant to which each of the parties agreed not to exercise its right to terminate the Securities Purchase Agreement dated as of May 25, 2010 by and among USEC, Toshiba and B&W (the “Securities Purchase Agreement”) under Section 10.2(a) thereof (described below) for a limited period of time.  That time period was extended by the First Amendment to the Standstill Agreement dated as of August 15, 2011 to September 30, 2011.  The Second Amendment further extends the expiration of the Standstill Agreement from September 30, 2011 to October 31, 2011.

Pursuant to the Securities Purchase Agreement, Toshiba and B&W agreed to make a $200 million investment in USEC over three phases upon the satisfaction at each phase of certain closing conditions. On September 2, 2010, the first closing of $75 million occurred. The second closing of the strategic investment by Toshiba and B&W of $50 million is conditioned on the Company having entered into a conditional commitment in an amount of not less than $2 billion for the American Centrifuge project with the U.S. Department of Energy (“DOE”). The Securities Purchase Agreement provided in Section 10.2(a) thereof that if the second closing did not occur by June 30, 2011, the Securities Purchase Agreement may be terminated by USEC or each of B&W or Toshiba (as to their obligations).

The Standstill Agreement, as amended, provides a limited additional period of time for USEC to finalize and enter into the conditional commitment with DOE and achieve the second closing.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.  A copy of the Standstill Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 30, 2011.  A copy of the First Amendment to the Standstill Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 15, 2011.

USEC, B&W and Toshiba are parties to the Securities Purchase Agreement, an investor rights agreement and a strategic relationship agreement and other agreements or arrangements described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 25, 2010 and September 2, 2010.  B&W and Toshiba are preferred stockholders of the Company.  In addition, as described in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011, DOE awarded a contract for the decontamination and decommissioning (D&D) of the Portsmouth gaseous diffusion plant to a joint venture between The Babcock & Wilcox Company and Fluor Corp.  USEC is transitioning services at the Portsmouth site to the new D&D contractor.

Item 8.01 Other Events.

On September 30, 2011, the Company announced that it will be continuing its investment in the American Centrifuge Plant for the month of October, but at a reduced spending rate, as the Company continues working with DOE to achieve a conditional commitment for a DOE loan guarantee for the American Centrifuge project by November 1, 2011.  Although USEC is continuing the process of pursuing a $2 billion loan guarantee through the DOE’s Loan Guarantee Program, in order to preserve the value of its core business and adequate liquidity for ongoing operations, it will be reducing its spending on the American Centrifuge project during October 2011 by approximately 30% (as compared to the average monthly rate of spending in the prior months of 2011).  The Company is continuing core deployment activities, including operation of the lead cascade of AC100 centrifuge machines.  USEC’s spending on the American Centrifuge project has been incrementally allocated during 2011 as the Company continues to evaluate its spending plan and path toward a loan guarantee conditional commitment.

As described in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011, DOE has informed us that it believes that USEC needs to further improve its financial and project execution depth to achieve a manageable credit subsidy cost estimate and to proceed with the DOE loan guarantee. USEC has been working with DOE and DOE’s advisors on reviewing structuring options to address DOE’s remaining concerns in order to move forward on the American Centrifuge project and to obtain a conditional commitment and DOE loan guarantee. In order to address DOE’s concerns about project execution depth, USEC has developed a project management plan that involves greater participation by B&W and Toshiba.  This includes adding B&W and Toshiba personnel in key positions at the project.  USEC is continuing to work to address DOE’s concerns regarding the financial depth of the project.  USEC is also working with its financial and other advisors to review structuring options and strategic alternatives. However, USEC has no assurance that USEC’s project management plan will be acceptable to DOE or that a structuring option to address DOE’s remaining concerns or a strategic alternative transaction will be achieved or the timing thereof.  USEC also has no assurance that any terms USEC negotiates with the DOE Loan Guarantee Program Office will be approved or that the credit subsidy cost will be reasonable, or that USEC will be otherwise able to achieve a conditional commitment in the timeframe needed.  USEC anticipates that if a conditional commitment is not obtained by November 1, 2011, USEC will begin demobilization of the project.

To continue spending on the American Centrifuge project and maintain our current investment in the American Centrifuge project, USEC needs to obtain a conditional commitment for the loan guarantee from DOE and close on the $50 million second phase of the strategic investment by Toshiba and B&W by November 1, 2011.  If, prior to November 1, 2011, USEC determines that it does not see a clear path forward to the receipt of a conditional commitment or if the Company sees further delay or increased uncertainty with respect to our prospects for obtaining a loan guarantee, or for other reasons, including as needed to preserve our liquidity, we might be required to take additional actions.

The decision to continue spending on the American Centrifuge project in October 2011 absent additional capital will have an impact on the Company’s liquidity and working capital.  As of September 29, 2011 USEC had cash on hand of approximately $81 million. In the past, we have taken actions to enhance our liquidity and manage our working capital, including working with customers regarding the timing of their orders, including advancement of such orders.  We expect to continue these efforts and in light of our decision to continue investment in the American Centrifuge project in October 2011, we may need to identify additional measures to enhance our liquidity and manage our working capital, which may include additional sales of uranium inventories, targeted asset sales, and other measures.  We have no assurance that we will be successful in enhancing our liquidity and options that we may pursue may have adverse consequences for the long term value of our ongoing operations.

On September 30, 2011, the Company also announced that it will be providing notice to all of the approximately 450 American Centrifuge workers informing them of potential future layoffs.  A subsequent decision to demobilize the project would involve the termination of substantially all of these employees and related severance and other one time termination payments.  Additional jobs with the Company’s suppliers for the American Centrifuge project could also be affected.  In connection with the decision to curtail spending, the Company will be immediately suspending a number of contracts with suppliers and contractors involved in the American Centrifuge project and advising them that USEC may demobilize the project in November.  If the project is demobilized, USEC would also incur contract termination and other associated costs.  In addition, USEC has capitalized significant amounts related to the American Centrifuge project and potential demobilization of the American Centrifuge project could cause USEC to be required to charge to expense amounts previously capitalized related to the American Centrifuge project.  Capital expenditures related to the American Centrifuge project totaled approximately $1.3 billion as of September 30, 2011.

A copy of the press release announcing the reduction in spending is attached to this Form 8-K as Exhibit 99.1.

This current report on Form 8-K contains “forward-looking statements” — that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the deployment of the American Centrifuge technology, including risks related to performance, cost, schedule and financing; our success in obtaining a loan guarantee from DOE for the American Centrifuge Plant, including our ability to address the concerns raised by DOE with respect to the financial and project execution depth of the project and the timing of any loan guarantee; our ability to develop and consummate a structuring option acceptable to DOE or to develop and consummate a strategic alternative transaction, and the timing thereof; our ability to reach agreement with DOE on acceptable terms of a conditional commitment, including the timing of any decision and the determination of credit subsidy cost, and our ability to meet all required conditions to funding; our ability to obtain additional financing beyond the $2 billion of DOE loan guarantee funding for which we have applied, including our success in obtaining Japanese export credit agency financing of $1 billion; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and potential impacts to cost and schedule; uncertainty regarding our ability to remobilize the project and the increased potential for demobilization or termination of the project, particularly in light of limitations on our ability to continue to invest in the project; our ability to meet the November 2011 financing milestone and other milestones under the June 2002 DOE-USEC Agreement; risks related to the completion of the remaining two phases of the three-phased strategic investment by Toshiba and B&W, including our ability to satisfy the significant closing conditions in the securities purchase agreement governing the transactions and the right of Toshiba and B&W to terminate the securities purchase agreement if the phase two closing does not occur prior to the expiration of the standstill agreement on October 31, 2011, and the impact of a failure to consummate the transactions on our business and prospects; restrictions in our credit facility that may impact our operating and financial flexibility and spending on the American Centrifuge project; our ability to actively manage and enhance our liquidity and working capital and the potential adverse consequences of any actions taken on the long term value of our ongoing operations; uncertainty regarding the cost of electric power used at our gaseous diffusion plant; the economics of extended Paducah plant operations, including our ability to negotiate an acceptable power arrangement, our ability to obtain a contract to enrich DOE’s depleted uranium and sufficient market demand for the remaining output; our dependence on deliveries of LEU from Russia under a commercial agreement (the “Russian Contract”) with a Russian government entity known as Techsnabexport (“TENEX”) and on a single production facility; risks related to the implementing agreements needed for our new supply contract with TENEX to become effective; limitations on our ability to import the Russian LEU we buy under the new supply contract into the United States and other countries; movement and timing of customer orders; changes to, or termination of, our contracts with the U.S. government; changes in U.S. government priorities and the availability of government funding, including loan guarantees; the competitive environment for our products and services; the impact of the recent natural disaster in Japan on the nuclear industry and on our business, results of operations and prospects; uncertainty regarding the continued capitalization of certain assets related to the American Centrifuge Plant and the impact on our results of operations;  and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.usec.com. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of such statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
Number                      Description

10.1	Second Amendment to Standstill Agreement dated as of September 30, 2011 by and among Toshiba America Nuclear Energy Corporation, Babcock & Wilcox Investment Company and USEC Inc.

99.1	Press Release, dated September 30, 2011, issued by USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

Date: September 30, 2011	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

10.1	Second Amendment to Standstill Agreement dated as of September 30, 2011 by and among Toshiba America Nuclear Energy Corporation, Babcock & Wilcox Investment Company and USEC Inc.

99.1	Press Release, dated September 30, 2011, issued by USEC Inc.